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                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                        ________________________________

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 13, 2001



                           ENCORE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


       000-26538                                        65-0572565
(Commission File Number)                     (IRS Employer Identification No.)


    9800 Metric Blvd., Austin, Texas                       78758
(Address of principal executive offices)                 (Zip Code)


                                  512-832-9500
               Registrant's telephone number, including area code
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ITEM 1.  CHANGE IN CONTROL OF THE REGISTRANT.

     On June 12, 2001, the stockholders of Encore Medical Corporation, a Delaware corporation (the "Company"), approved the issuance of shares of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Stock"), pursuant to that certain Amended and Restated Series A Preferred Stock Purchase Agreement dated as of May 3, 2001 (the "Agreement"), between the Company, Galen Partners III, L.P. ("GPLP"), Galen Partners International III, L.P. ("GPILP"), Galen Employees Fund III, L.P. ("GEFLP" and, together with GPLP and GPILP, "Galen"), Ivy Orthopedic Partners, LLC, Kenneth W. Davidson (the Company's Chairman of the Board, Chief Executive Officer and President), Richard Martin, Kanter Family Foundation (an entity affiliated with Joel S. Kanter, a director of the Company), Chicago Investments, Inc., Northlea Partners, Inc. (an entity affiliated with John Abeles, a director of the Company), Ernest Henley, Davis Henley, and Leon and Anita Lapidus.

     The Agreement is set forth in Exhibit 1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The description of the terms and provisions of the Agreement is a summary only, and is qualified in its entirety by reference to such document.

     Pursuant to the Agreement, on June 13, 2001 the Company issued to Galen and the other investors a total of 132,353 shares of Series A Stock for an aggregate purchase price of $13.5 million, or $102.00 per share. The number of shares purchased and the total purchase price paid by each respective investor is contained in Annex I to the Agreement. Galen purchased 115,158 of the shares of Series A Stock for $11,746,100. The 132,353 shares of Series A Stock are immediately convertible into 13,253,300 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which would represent approximately 55.5% of the Common Stock outstanding after the conversion of all of the shares of the Series A Stock. Galen, as a result of its ownership of 115,158 shares of Series A Stock and 780,362 shares of Common Stock, beneficially owns 12,296,162 shares of Common Stock, or approximately 55.5% of the Common Stock outstanding as of June 12, 2001.

     As further described below, the holders of the Series A Stock have the right to designate up to two individuals to serve on the Company's Board of Directors, as permitted by Delaware law. However, the holders of the Series A Stock are not entitled to vote on the election of any other of the eight directors that currently comprise the Company's Board of Directors. The other relative rights and preferences of the Series A Stock are as follows:

     . Each share of the Series A Stock is entitled to one vote for each share of Common Stock into which such share of the Series A Stock is then convertible. Except as provided by law or as described below, holders of the Series A Stock are not entitled to vote as a class on any matter.

     . As long as 25% of the authorized shares of the Series A Stock are outstanding, the holders of the Series A Stock are entitled to elect members of the Company's Board of Directors. If the Board of Directors consists of 10 or fewer members, the holders of the Series A Stock are entitled to elect two members of the Board of Directors. If the Board of Directors consists of more than 10 members, the holders of the Series A Stock are entitled to elect 20% of the number of members of the Board of Directors. Any vacancy of a directorship elected by the holders of the Series A Stock will be filled by the majority vote of the remaining directors elected by the holders of the Series A Stock. The holders of the Series A Stock are not entitled to vote on the election of directors other than the designated Series A Board members.

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     .  As long as shares of the Series A Stock are outstanding, the Company may not, without the approval of the holders of at least 51% of the then outstanding shares of the Series A Stock, take the following actions: cause any amendment of the Company's Certificate or Incorporation or Bylaws if such amendment would alter the rights or privileges of the Series A Stock; increase the number of authorized shares of the Series A Stock; create any new class of its capital stock, or reclassify any class of its capital stock, having rights and privileges on a parity with, or more beneficial than, the Series A Stock; except in certain circumstances, effect any merger, consolidation or other business combination where the Company is the acquiror prior to the second anniversary of the date the Series A Stock was issued; unless the holders of the Series A Stock are to receive at least $306.00 per share as a result of such transaction, effect any sale of the Company or other conveyance of all or substantially all of the Company's assets; or, except upon satisfaction of certain criteria, incur any indebtedness.

     . Shares of the Series A Stock bear non-cumulative dividends at a rate of 8% per annum, which will be payable semi-annually, if and only if, declared by the Company.

     . The Company may not declare a dividend on the Common Stock unless a dividend is also concurrently declared and paid on the Series A Stock. No dividend paid on the Common Stock shall exceed the dividend rate on the Series A Stock.

     . At the option of the holders thereof, shares of the Series A Stock may be converted into the number of shares of the Common Stock equal to $102.00 divided by the Conversion Price.

     . The initial "Conversion Price" is $1.02. In certain circumstances, the Conversion Rate is subject to downward adjustment if the Company issues additional shares of the Common Stock for an amount less than the then current Conversion Price. Additionally, the Conversion Price is subject to appropriate adjustment upon the Company's approval of a stock dividend, combination or subdivision of the Common Stock, or the reclassification or reorganization of the Common Stock.

     . If at any time less than 25% of the authorized shares of the Series A Stock are outstanding, the Company has the right to convert all of the outstanding shares of the Series A Stock into shares of the Common Stock at the then current Conversion Price.

     . If, after May 3, 2002, the average closing price per share for the Common Stock, as reported by NASDAQ, exceeds three times the then current Conversion Price for at least 20 consecutive trading days, the Series A Stock will automatically convert into shares of the Common Stock at the then current Conversion Rate.

     . Upon the Company's dissolution, liquidation or winding up, whether voluntary or involuntary, the holder of each outstanding share of the Series A Stock is entitled to receive, out of the Company's assets, $102.00 plus an amount equal to an 8% annual compounded return on such amount from the date of the initial purchase less any dividends previously paid; provided, however, the holders are not entitled to such amount if, in connection with such dissolution, liquidation or winding up, the holders receive at least $306.00 per outstanding share of the Series A Stock.

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     .  After the payment to the holders of shares of the Series A Stock of the full preferential amounts for those shares described in the prior paragraph, the holders thereof have the further right to share, ratably, in the distribution of our remaining assets based on the number of shares of the Common Stock which they have the right to acquire based on the then current Conversion Rate.

     . In the event the Company's assets available for distribution to the holders of the Series A Stock upon the Company's dissolution, liquidation or winding up are insufficient to fully pay all amounts to which the holders of the Series A Stock are entitled, no distribution may be made on account of any shares of a class or series of the Company's capital stock ranking on a parity with the shares of the Series A Stock, if any, unless proportionate distributive amounts are paid on account of the shares of the Series A Stock, ratably, in proportion to the full distributive amounts for which holders of all parity shares are respectively entitled upon a dissolution, liquidation or winding up.

     . The Company's consolidation with, or merger into, another entity or the sale, transfer or other disposition of all or substantially all of the Company's assets will be deemed a dissolution, liquidation or winding up; provided, however, if the Company's stockholders prior to any such transaction own, after consummation of such transaction, more than 50% of the voting power of the surviving or purchasing entity, such transaction will not be deemed a dissolution, liquidation or winding up.

     . Any right or preference of the Series A Stock may be waived in writing by the holders of at least 51% of the outstanding shares of the Series A Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed herewith:

     Exhibit 1. Amended and Restated Series A Preferred Stock Purchase Agreement dated as of May 3, 2001 (the "Agreement"), between Encore Medical Corporation, Galen Partners III, L.P. ("GPLP"), Galen Partners International III, L.P. ("GPILP"), Galen Employees Fund III, L.P. ("GEFLP" and, together with GPLP and GPILP, "Galen"), Ivy Orthopedic Partners, LLC, Kenneth W. Davidson, Richard Martin, Kanter Family Foundation, Northlea Partners, Inc., Ernest Henley, Davis Henley, and Leon and Anita Lapidus.

     Exhibit 2.  Press Release of Encore Medical Corporation dated June 13,
2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  June 25, 2001

                                       ENCORE MEDICAL CORPORATION

                                       By /s/  Harry L. Zimmerman
                                          ------------------------------------
                                          Harry L. Zimmerman,
                                          Executive Vice President

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